Exhibit 10.51

THIS SECURED PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Issue Date: May 15, 2017	Principal Amount: $1,200,000.00

ELITE PHARMACEUTICALS, INC. AND ELITE LABORATORIES, INC.
SECURED NOTE DUE 2020

FOR VALUE RECEIVED, pursuant to the Purchase Agreement (as defined below), ELITE PHARMACEUTICALS, INC., a Nevada corporation (the “Company”) and its wholly-owned subsidiary, ELITE LABORATORIES, INC., a Delaware corporation (“Elite” and, together with the Company, the “Debtors”), jointly and severally, promise to pay to the order of MIKAH PHARMA LLC, a limited liability company organized under the laws of the State of Delaware (the “Holder”), the principal sum of Million Dollars Two Hundred Thousand and no cents ($1,200,000), plus all accrued but unpaid interest thereon, on the Maturity Date (as defined below), or such earlier date as the Note is required or permitted to be repaid as provided hereunder. Interest shall accrue and be payable as set forth below in Section 2(b).

Payments of principal shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 9 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose by notice as provided in Section 9.

1.          Definitions. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Asset Purchase Agreement by and between Holder and Elite of even date (the “Purchase Agreement”), and (b) the following terms have the meanings indicated:

“Bankruptcy Event” means any of the following events: (a) any of the Debtors commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to such Debtor; (b) there is commenced against any of the Debtors any such case or proceeding that is not dismissed within 60 days after commencement; (c) any of the Debtors is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) any of the Debtors suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) any of the Debtors makes a general assignment for the benefit of creditors; (f) any of the Debtors calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) any of the Debtors, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Maturity Date” means December 31, 2020.

“Original Issue Date” means the date of the first issuance of this Note.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Security Agreement” means the Security Agreement of even date between the Holder as Secured Party and the Debtors as Debtors.

“Transaction Documents” means, collectively, this Note, the Purchase Agreement, the Security Agreement, and the schedules and exhibits hereto and thereto.

2.          Payment of Principal and Interest.

(a)         Principal Payment at Maturity. The Company shall pay the outstanding principal balance of this Note to the Holder on the Maturity Date.

(b)         Interest Payments. Interest shall be computed on the unpaid principal amount at the per annum rate of ten percent (10%); provided, upon the occurrence of an Event of Default as defined hereunder, the principal balance shall bear interest from the date of such occurrence until the date of actual payment at the per annum rate of fifteen percent (15%). All interest payable hereunder shall be computed on the basis of actual days elapsed and a year of 360 days. Installment payments of interest on the outstanding principal shall be paid as follows: quarterly commencing August 1, 2017 and on November 1, February 1, May 1 and August 1 of each year thereafter. All unpaid principal and accrued but unpaid interest shall be due and payable in full on the Maturity Date

3.          Registration of Notes. The Debtors shall register the Note upon records to be maintained by the Debtors for that purpose (the “Note Register”) in the name of the record holder thereof from time to time. The Debtors may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any payment of principal hereon, and for all other purposes, absent actual notice to the contrary.

4.          Transfers; Registration thereof.

(a)         The Holder is not permitted to transfer this Note or any of its rights thereunder; except to its sole member or any other entity wholly-owned by its sole member; provided that the transferee of any such permitted transfer agrees to be bound by this and any other restrictions of Holder under the Note.

(b)         The Debtors shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Debtors at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

5.          Events of Default.

(a)          “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)          any default in the payment of principal in respect of the Note, as and when the same becomes due and payable (whether on the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise) and such default continues for a period of fifteen (15) Business Days;

(ii)         a material breach by any of the Debtors of its covenants, representations or warranties hereunder or in any other Transaction Document that remains uncured for a period of thirty (30) days following receipt by the Debtors of written notice of such breach;

(iii)        any Debtor, which is a partnership, limited liability company, limited partnership or a corporation, dissolves, suspends or discontinues doing business (other than a consolidation or similar transaction between the Debtors); or

(iv)        the occurrence of a Bankruptcy Event.

(b)          At any time or times following the occurrence of an Event of Default, all amounts due and owing under this Note shall become immediately due and payable.

(c)          Upon the occurrence of any Bankruptcy Event, all amounts due and owing under this Note shall immediately become due and payable in full in cash, without any further action by the Holder.

(d)          In connection with any Event of Default, the Holder need not provide and the Debtors hereby waive any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder, under any of the Transaction Documents and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto. The remedies under this Note and any other Transaction Document or available under applicable law shall be cumulative.

6.          Charges, Taxes and Expenses. The Holder shall be responsible for all tax liability that may arise as a result of holding or transferring this Note.

7.          Grant of Security Interest. This Note and payments of principal and all other obligations with respect to this Note are hereby secured by all of the Purchased Assets. Elite hereby conveys to Holder a first priority security interest in all Purchased Assets as set forth in the Security Agreement.

8.          Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to any of the Debtors, care of Elite as set forth in the Purchase Agreement, or (ii) if to the Holder, as set forth in the Purchase Agreement.

9.            Miscellaneous.

(a)          This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Debtors shall not be permitted to assign this Note and the Holder shall not be permitted to assign this Note other than pursuant to Section 4.

(b)          Subject to Section 9(a), nothing in this Note shall be construed to give to any person or corporation other than the Debtors and the Holder any legal or equitable right, remedy or cause under this Note.

(c)          Governing Law; Venue; Waiver Of Jury Trial. all questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the state of new JERSEY, without regard to the principles of conflicts of law thereof. each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the county of ESSEX, CITY OF NEWARK AND OF THE STATE COURTS SITTING IN THE COUNTY OF BERGEN, city of HACKENSACK, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. the borrowers hereby waives all rights to a trial by jury.

(d)          The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)          In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)          No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)          Each Party and its counsel have participated fully in the review and revision of this Note and the Transaction Documents. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Note and the Transaction Documents shall be interpreted as to its fair meaning and not strictly for or against any Party.

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IN WITNESS WHEREOF, the Debtors have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ELITE PHARMACEUTICALS, INC

By /s/ Carter Ward
Name: Carter Ward
Title: CFO

ELITE LABORATORIES, INC.

By /s/ Carter Ward
Name: Carter Ward
Title: CFO

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